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                                                             Exhibits 5 and 23.2



                                  Emily Canedo
                               Corporate Attorney
                               Firstar Corporation
                              Law Department, JS-3S
                             777 E. Wisconsin Avenue
                           Milwaukee, Wisconsin 53202


                                 April 10, 2000



Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

           Re: Firstar Corporation 1999 Employee Stock Incentive Plan

Dear Sir or Madam:

           I have acted as counsel to Firstar Corporation, a Wisconsin corporation ("Firstar"), in connection with the registration of 9,000,000 shares of Firstar's Common Stock, $.01 par value (the "Shares"), which may be issued pursuant to the Firstar 1999 Employee Stock Incentive Plan (the "Plan").

           I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary for purposes of this opinion and, based upon such review, I am of the opinion that the Shares have been duly and validly authorized and, when issued or sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

           I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 to be filed by Firstar to effect registration under the Securities Act of 1933 of the Shares.

                                        Very truly yours,
                                        /s/ Emily Canedo
                                        Corporate Attorney